 EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
  PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

I, Philip J. Young, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the SarbanesOxley Act of 2002, that the Quarterly Report of Exactus, Inc. (formerly known as Spiral Energy Tech, Inc.) on Form 10Q for the fiscal period ended March 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10Q fairly presents in all material respects the financial condition and results of operations of Exactus, Inc.

Date: May 21, 2018

By:       /s/ Philip J. Young
Name:  Philip J Young
Title:   Chief Executive Officer (Principal Executive Officer)